Conformed Copy



               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549



                           FORM 8-K/A

                         AMENDMENT NO.1

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported):
                         April 21, 1995


                  HOMELAND HOLDING CORPORATION
     (Exact Name of Registrant as Specified in its Charter)




       Delaware                      33-48862         73-1311075
  (State or Other Jurisdiction       (Commission      (IRS Employer
      of incorporation)              File Number)     Identification No.)




       400 N. E. 36th Street
       Oklahoma City, OK                           73105
  (Address of Principal Executive Offices)     (Zip Code)




                         (405) 557-5500
      Registrant's Telephone Number, Including Area Code:


Item 2.     Acquisition or Disposition of Assets

   On April 21, 1995, Homeland Stores, Inc. (the "Company"), a wholly-owned subsidiary of the registrant, Homeland Holding Corporation ("Holding" and together with the Company,
"Homeland"), sold 29 of its stores and its warehouse and distribution center to Associated Wholesale Grocers, Inc. ("AWG"), pursuant to an Asset Purchase Agreement dated as of February 6, 1995 (the "Purchase Agreement"), for a cash purchase price of $45 million plus approximately $27.6 million for the value of the inventory in the stores and the warehouse, subject to certain purchase price adjustments. At the closing, the Company and AWG also entered into a seven-year supply agreement whereby the Company became a retail member of the AWG cooperative and AWG became the Company's primary supplier. The transactions between the Company and AWG are referred to herein as the "AWG Transaction."

   In connection with the AWG Transaction, the Company has developed a plan to close certain marginal and unprofitable stores. Such a plan is now financially feasible due to the sale of the warehouse and distribution center and the elimination of the high fixed costs associated with the warehouse operations. The Company closed seven stores during the first quarter of 1995 and plans to close an additional eight stores by the end of 1995.

   On April 24, 1995, the Company issued a press release announcing the AWG Transaction, entry into a new credit facility with National Bank of Canada, the resignation of Mr. Mark S. Sellers as the Executive Vice President-Finance and Chief Financial Officer, effective May 7, 1995, and the appointment of Mr. Larry W. Kordisch as Executive Vice President-Finance and Chief Financial Officer, effective May 7, 1995.

Item 7.     Financial Statements and Exhibits

  (b)  Pro forma and forecasted financial information:

            This Amendment No. 1 to the Form 8-K/A is being filed due to errors in the Unaudited Pro Forma Condensed
          Consolidated Balance Sheet as of December 31, 1994.

             Filed as part of this Report are the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1994 and the unaudited Forecasted Condensed Consolidated Statements of Operations for the 52 weeks ending December 30, 1995 and December 28, 1996.
          (c)    Exhibits filed as a part of this Report:

            Exhibit No.       Description

              99c             Press Release issued by Homeland
                              Stores, Inc. on April 13, 1995

              99d             Press Release issued by Homeland Stores,
                              Inc. on April 24, 1995
                           SIGNATURE


        Pursuant  to the requirements of the Securities  Exchange
Act  of  1934, the registrant has duly caused this report  to  be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.



                           HOMELAND HOLDING CORPORATION



                              By:  /s/ Larry W. Kordisch
                                 Larry W. Kordisch, Executive
                                 Vice President/Finance,
                                 Treasurer, Chief Financial
                                 Officer and Secretary




Dated:   May 9, 1995

          HOMELAND HOLDING CORPORATION AND SUBSIDIARY

              Introduction to Pro Forma Condensed
      Consolidated Balance Sheet and Forecasted Condensed
             Consolidated Statements of Operations
                          (Unaudited)

      Set forth below is certain pro forma and forecasted financial data of the Company which was prepared by the Company's management and has not been examined, reviewed or compiled by the Company's independent accountants. The information includes (i) the Company's unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1994 and (ii) the Company's unaudited Forecasted Condensed Consolidated Statements of Operations for the 52 weeks ending December 30, 1995 and December 28, 1996 (the "Forecast"). The Company as a matter of course does not prepare projections or financial forecasts as to anticipated future revenues or earnings that are publicly disclosed.

      The Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1994 presents the financial position of the Company assuming the AWG Transaction occurred as of such balance sheet date, after giving effect to the adjustments described in the accompanying notes. The pro forma information does not purport to be indicative of the financial position which would have actually been obtained if the AWG Transaction had occurred on the date indicated. In addition, the pro forma financial information does not purport to be indicative of financial positions which may be obtained in the future.

      The Forecast presents, to the best of the Company's knowledge and belief, the estimated results of operations for the forecast period, after giving effect to the AWG Transaction and the store closing plan as described above (see Item 2 - "Acquisition or Disposition of Assets"). However, the Forecast necessarily makes numerous assumptions with respect to industry performance, general business and economic conditions and other matters that are beyond the Company's control. Additionally, the Forecast was prepared as of April 21, 1995 and has not been revised to reflect, among other things, revised forecasts for the Company's businesses, changes in general business and economic conditions or any other transactions or events that have occurred or may occur and that were not anticipated at the time such Forecast was prepared. Accordingly, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly lower than those forecasted. It is expected that differences between the forecasted and actual results will occur, because events and circumstances frequently do not occur as expected, and those differences may be material and adverse.


      The Forecast is presented in conformity with the guidelines for presentation of a forecast established by the American Institute of Certified Public Accountants. The Forecast is based on a number of estimates and assumptions that, though considered reasonable by the Company, are inherently difficult to predict and many are beyond the control of the Company and may not have been, or may no longer be, accurate and based upon assumptions with respect to future business decisions which are subject to change. Accordingly, there can be no assurance that the forecasted results will be realized, and actual results will not be significantly higher or lower than forecasted.

      The Company does not intend to update or otherwise revise the Forecast to reflect circumstances existing after April 21, 1995 or to reflect the occurrence of unanticipated events or circumstances even in the event that any or all of the underlying assumptions are shown to be in error.

     The pro forma and forecasted financial information should be read in conjunction with the Company's audited Consolidated Financial Statements and Notes thereto contained in the 1994 Annual Report on Form 10-K/A.
                    HOMELAND HOLDING CORPORATION AND SUBSIDIARY

                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 December 31, 1994

                 (In thousands, except share and per share amounts)
                                       (Unaudited)

                                          ASSETS

                                                        Pro Forma
                                                       Adjustments      As
                                            Historical  (Note 1)     Adjusted

Current assets:
 Cash and cash equivalents                  $    339  $    (309) (2) $    30
 Restricted cash                                -         5,000  (2)   5,000
 Receivables, net of allowance                12,235       -          12,235
 Receivable for taxes                          2,270       -           2,270
 Inventories                                  89,850    (37,063) (3)  52,787
 Prepaid expenses and other
   current assets                              6,384         (5)       6,379

    Total current assets                     111,078    (32,377)      78,701

Net property, plant and equipment            117,379    (34,191) (4)  83,188

Excess of purchase price over fair
 value of net assets acquired, net
 of amortization                               2,475       -           2,475

Other assets and deferred charges              8,202     (1,049) (5)   7,153

    Total assets                            $239,134   $(67,617)    $171,517














   See accompanying notes to Pro Forma Condensed Consolidated
                Balance Sheet and Forecasted Condensed Consolidated
                             Statements of Operations.

                    HOMELAND HOLDING CORPORATION AND SUBSIDIARY

             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET, Continued

                                 December 31, 1994

                 (In thousands, except share and per share amounts)
                                       (Unaudited)

                           Liabilities and Stockholders' Equity

                                                        Pro Forma
                                                       Adjustments      As
                                            Historical  (Note 1)     Adjusted
Current liabilities:
 Accounts payable - trade                   $ 30,317  $(18,289) (6)  $ 12,028
 Other current liabilities                    26,780    (5,053) (6)    21,727
 Current portion of long-term debt             2,250    (1,500) (8)       750
 Current portion of obligations under
    capital leases                             7,828    (4,778) (7)     3,050

    Total current liabilities                 67,175   (29,620)        37,555

Long-term obligations:
 Long-term debt                              145,000   (33,700) (8)   111,300
 Obligations under capital leases             11,472      (649) (7)    10,823
 Other noncurrent liabilities                 10,181       561  (9)    10,742

    Total long-term obligations              166,653   (33,788)       132,865

Redeemable common stock, Class A,
 $.01 par value, 3,864,211 shares
 at December 31, 1994 at redemption value      1,235        -           1,235

Stockholders' equity:
 Common Stock (Note 9):
    Class A, $.01 par value, authorized -
    40,500,000 shares, issued - 31,604,989
    shares at December 31, 1994,
    outstanding - 30,878,989 shares              316        -             316
 Additional paid-in capital                   53,896        -          53,896
 Accumulated deficit                         (48,398)     (4,209)(10) (52,607)
 Treasury stock, 726,000 shares at
    December 31, 1994, at cost                (1,743)       -          (1,743)

    Total stockholders' equity                 4,071      (4,209)        (138)

    Total liabilities and stockholders'
     equity                                 $239,134    $(67,617)     $171,517




   See accompanying notes to Pro Forma Condensed Consolidated
      Balance Sheet and Forecasted Condensed Consolidated
                   Statements of Operations.

                    HOMELAND HOLDING CORPORATION AND SUBSIDIARY

             FORECASTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except share and per share amounts)
                                       (Unaudited)

                                            (Note 1)         (Note 11)
                                           Historical              Forecasted
                                            52 weeks    52 weeks    52 weeks
                                             ended       ending      ending
                                          December 31,December 30,December 28,
                                              1994        1995        1996


Sales, net                                 $785,121    $634,065    $537,733

Cost of sales                               588,405     476,449     399,547

 Gross profit                               196,716     157,616     138,186

Selling and administrative expenses         193,643     153,009     126,597
Operational restructuring costs              23,205        -           -

 Operating profit (loss)                    (20,132)      4,607      11,589

Interest expense                            (18,067)    (16,059)    (14,113)

Loss before income tax provision
 and extraordinary items                    (38,199)    (11,452)     (2,524)

Income tax provision                         (2,446)        -           -

Net loss                                    (40,645)    (11,452)     (2,524)

Extraordinary Items                             -        (2,349)        -

Reduction in redemption value -
 redeemable common stock                      7,284         -           -

Net loss available to common
 stockholders                              $(33,361)   $(13,801)    $(2,524)

Net loss per common share                  $   (.96)   $   (.41)    $  (.08)

Weighted average shares outstanding       34,752,527  33,266,177 32,627,017



   See accompanying notes to Pro Forma Condensed Consolidated
      Balance Sheet and Forecasted Condensed Consolidated
                   Statements of Operations.

          HOMELAND HOLDING CORPORATION AND SUBSIDIARY

    NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
             AND FORECASTED CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS
                          (Unaudited)

1. Pro Forma adjustments and forecasted financial information - The Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1994 is derived from the Company's audited Financial Statements incorporated in the 1994 Annual Report on Form 10-K/A. The Forecast presents, to the best of the Company's knowledge and belief, the estimated condensed consolidated results of operations for the forecast period after giving effect to the assumptions described hereafter (see Note 11).

2. Cash and cash equivalents - Reflects the application of Net Proceeds from the AWG Transaction and the closure of certain stores against current liabilities, extinguishment of debt, as indicated in the Company's Annual Report on Form 10-K/A, and other transaction-related costs, offset by approximately $2 million borrowed under the Amended and Restated Revolving Credit Agreement to fund certain such expenditures. Restricted cash reflects a portion of the net proceeds which will be held for future reinvestment in capital expenditures. In the event such, or any portion of such, net proceeds are not reinvested or committed for reinvestment within 180 days of the AWG Transaction, the remaining net proceeds shall be applied by the Company to an offer to redeem the Notes.

3. Inventories - Reflects the sale of the inventory in the stores and the warehouse to AWG and the disposition of the inventory in the 15 stores to be closed. Under the terms of the AWG Transaction, the proceeds received from the sale of the inventory in the stores and the warehouse on April 21, 1995, were based on the actual physical inventory on hand as of that date.

4. Net property, plant and equipment - Reflects the sale of the net property, plant and equipment for the 29 stores and the warehouse to AWG and the sale or disposal of the net property, plant and equipment in the 15 stores being closed in 1995.

5. Other assets and deferred charges - Reflects the write off of a portion of the refinancing costs in connection with the debt that is assumed to be extinguished (see Note 8), net of deferred financing costs associated with the new credit facility.



          HOMELAND HOLDING CORPORATION AND SUBSIDIARY

    NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
             AND FORECASTED CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS
                          (Unaudited)

6.   Payables  -  Reflects the payment of the payables associated with the 29 stores and the warehouse sold to AWG and the  15 stores being closed in 1995.

7. Obligations under capital leases - Reflects the assumption by AWG of certain building capital leases in certain stores and the warehouse and the buyout of equipment capital leases in the 29 stores, and the 15 stores being closed in 1995, from the lessor.

8. Long-term debt - Reflects the use of the net proceeds available from the AWG Transaction to reduce the outstanding debt as indicated in the Company's 1994 Annual Report on Form 10-K/A.

9 Other noncurrent liabilities - Reflects the removal of certain amounts included in the restructuring reserve except for the expenses associated with the planned store closings (primarily occupancy costs from closing date to lease termination or sublease date), as such amounts are contained in the pro forma adjustments described above.

10. Accumulated deficit - Net impact resulting from the pro forma adjustments, comprising:

            Depreciation on fixed assets sold
             for the period from December 31, 1994
             to April 21, 1995                       $1,414

            Write off of deferred financing costs     1,424

       Noteholder fees and premium for early
        extinguishment of debt                          925

       Estimated closed store severance costs           986

       Other adjustments, net                          (540)

            Total net impact                         $4,209
          HOMELAND HOLDING CORPORATION AND SUBSIDIARY

    NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
             AND FORECASTED CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS
                          (Unaudited)

11.  Summary of Significant Forecast Assumptions

          (a) Significant accounting polices - The accounting polices used in the Forecast are those that are expected to be used during the forecast period. The accounting polices are the same as those used by the Company as described in the Summary of Significant Accounting Polices in Note 2 to the historical consolidated financial statements of the Company for the year ended December 31, 1994 as incorporated in the 1994 Annual Report on Form 10-K/A.

          (b)     Significant Forecast assumptions - Although the
          Company believes the assumptions to be reasonable, there is no assurance that such forecasted results will be realized.

            The principal assumptions taken into consideration in the preparation of the Forecast are:

                       (i)      The  Company  has  reflected  the
                    actual unaudited results through the first quarter of 1995 in the 1995 forecasted results. The Company has also given effect to the AWG Transaction and the store closure plan relating to certain stores as described in Item 2 "Acquisition or Disposition of Assets".

                       (ii)     The Company has forecasted  sales
                    growth at 0% for 1995 and approximately 1.1% for 1996. The forecasted sales take into consideration currently known competitive activities and the implementation of a new marketing strategy following the AWG Transaction. The forecasted sales also incorporate the impact of the AWG Transaction and the store closure plan.

                       (iii)    The Company has reflected in  the
                    Forecast  the  impact  on  gross  profit   of
                    changing its method of purchasing from an owned warehouse facility to purchasing from AWG, as well as the impact of management's new marketing strategies.





          HOMELAND HOLDING CORPORATION AND SUBSIDIARY

    NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
             AND FORECASTED CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS
                          (Unaudited)



                        (iv)    The Company has reflected in  the
                    Forecast selling and administrative expenses that are generally based on the Company's historical expenses. Such amounts have been adjusted for any known or anticipated contractual increases or decreases in expenses, the potential estimated cost impact of senior ranking union employees, employed in the stores to be sold to AWG or closed, that replace junior union employees in the continuing stores as provided for in the retail union collective bargaining agreement, and administrative downsizing resulting from the AWG Transaction and the store closure plan.

                       (v)      Interest  expense  is  forecasted
                    based on interest rates set forth in the Amended and Restated Credit Agreement dated as of April 21, 1995 and the Indenture, as supplemented, dated as of March 4, 1992.

                        (vi)     As  a  result  of  the  expected
                    reduction  of  outstanding debt discussed  in
                    Note 8 above, the Company expects to incur an extraordinary loss in 1995 resulting from the write-off of unamortized financing costs, consent fees and premium for early extinguishment of the debt.

                       (vii)   The Company has not reflected  any
                    inflation or deflation in the Forecast.